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                                                                    EXHIBIT 23.1

               CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS

     We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 333-4461) pertaining to (a) the 1996 Employee Stock Purchase Plan,
(b) the 1996 Director Option Plan, (c) the 1996 Stock Option Plan, and (d) the 1988 Stock Option Plan of our report dated January 8, 1997, with respect to the financial statements of Ventana Medical Systems, Inc. included in the Annual Report (Form 10-K) for the year ended December 31, 1996.

                                          ERNST & YOUNG LLP

Tucson, Arizona
March 21, 1997